EXHIBIT 5

                         OPINION AND CONSENT OF COUNSEL

MIRKIN & WOOLF, P.A.
                                                  South Trust Center - Suite 580
                                                     1700 Palm Beach Lakes Blvd.
                                                  West Palm Beach, Florida 33401
                                                              Phone 561-687-4460
                                                                Fax 561-687-3447

June 24, 1999


Medical Industries of America, Inc.
1903 South Congress Avenue, Suite 400
Boynton Beach, FL  33426

        Re:  Medical Industries of America, Inc.

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 15,214,376 shares of Common Stock, $.0025 par value (the "Shares"), of Medical Industries of America, Inc., a Florida corporation (the "Company").

        For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

        We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than the corporate laws of the State of Florida.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Common Stock".

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                            Very truly yours,

                                            /s/ Mirkin & Woolf, P.A.
                                                MIRKIN & WOOLF, P.A.

                                      II-8